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                                                                  EXHIBIT 10.30


                               AMENDMENT NO. 2 TO
                                RIGHTS AGREEMENT


         This Amendment No. 2 to Rights Agreement, dated as of July 8, 1999, by and between K N Energy, Inc., a Kansas corporation (the "Company"), and First Chicago Trust Company of New York, (the "Rights Agent").

         WHEREAS, the Board of Directors of the Company has authorized the execution and delivery by the Company of an Agreement and Plan of Merger, dated as of July 8, 1999, by and among the Company, Rockies Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Kinder Morgan, Inc., a Delaware corporation ("Kinder Morgan"), and in connection therewith the Board has determined in good faith that certain amendments set forth below to the Rights Agreement, dated as of August 21, 1995, as amended by Amendment No. 1 thereto dated as of September 8, 1998, between the Company and The Bank of New York, as the initial Rights Agent (the "Rights Agreement"), are desirable and, pursuant to Section 29 of the Rights Agreement, has duly authorized such amendments to the Rights Agreement. A duly authorized officer of the Company has executed and delivered this Amendment No. 2 to Rights Agreement (the "Amendment").

         WHEREAS, First Chicago Trust Company of New York has succeeded The Bank of New York as Rights Agent.

         NOW THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

         SECTION 1. CERTAIN DEFINITIONS. For purposes of this Amendment, terms which are capitalized but not defined herein and which are defined in the Rights Agreement shall have the meanings ascribed to them in the Rights Agreement.

         SECTION 2. AMENDMENT TO SECTION 1 OF THE RIGHTS AGREEMENT. Section 1 of the Rights Agreement is hereby amended to add the following definitions:

                  "Kinder Morgan" shall mean Kinder Morgan, Inc., a Delaware corporation.

                  "Merger" shall mean the merger of Merger Sub with and into Kinder Morgan pursuant to the Merger Agreement.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of July 8, 1999, by and among the Company, Merger Sub and Kinder Morgan, as the same may be amended from time to time in accordance with its terms.


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                  "Merger Sub" shall mean Rockies Merger Corp., a Delaware
         corporation and a wholly owned subsidiary of the Company.

         SECTION 3. RESTATEMENT OF THE DEFINITION OF "ACQUIRING PERSON." The definition of "Acquiring Person" set forth in Section 1 of the Rights Agreement is hereby deleted in its entirety and replaced with the following definition:

                  "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Voting Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Voting Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Voting Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company and at a time when such Person is the Beneficial Owner of 20% or more of the Voting Shares of the Company then outstanding, become the Beneficial Owner of any additional percentage of the outstanding Voting Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, (i) Cabot shall not become an "Acquiring Person" as the result of either its right to acquire, or its acquisition of, any Voting Shares underlying any Warrants and (ii) neither Richard D. Kinder nor Morgan Associates, Inc., in each case together with all Affiliates and Associates of such Person, individually or together as a group, shall become an "Acquiring Person" as a result of either of their respective rights to acquire, or their respective acquisition of, any Voting Shares. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

         SECTION 4. ADDITION OF SECTION 36 OF RIGHTS AGREEMENT. The Rights Agreement is hereby amended to add thereto Section 36, which provides as follows:

         Section 36. The Merger Agreement. Notwithstanding anything in this Agreement to the contrary, no Distribution Date or Shares Acquisition Date shall be deemed to have occurred, neither Kinder Morgan nor any


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         of its Affiliates or Associates shall be deemed to have become an
         Acquiring Person or have any obligation under Section 14 of this Agreement, and no holder of any Rights Certificate shall be entitled to exercise the Rights evidenced thereby under, or be entitled to any rights or benefits pursuant to, Section 14 of this Rights Agreement, in each case by reason of (a) the approval, execution or delivery of the Merger Agreement or (b) consummation of any of the transactions contemplated thereby, including, without limitation, the Merger.

         SECTION 5. EFFECTIVENESS. This Amendment shall be deemed effective as of July 8, 1999 as if executed by both parties on such date. Except as expressly amended by this Amendment, the Rights Agreement shall remain in full force and effect.

         SECTION 6. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Kansas and for all purposes shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         SECTION 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 8. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, then the remainder of the terms, provisions, covenants or restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         SECTION 9. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, all as of the day and year first above written.


                                            K N ENERGY, INC.



                                            By:  /s/ STEWART A. BLISS
                                               --------------------------------
                                                Name:  Stewart A. Bliss
                                                Title: Chairman and Chief
                                                       Executive Officer


                                            FIRST CHICAGO TRUST COMPANY
                                               OF NEW YORK, Rights Agent



                                            By:  /s/ THOMAS MCDONOUGH
                                               --------------------------------
                                                Name: Thomas McDonough
                                                Title: Assistant Vice President


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